Exhibit (h)(1)(i)

May 1, 2012

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to the following funds: ING American Century Small-Mid Cap Value Portfolio, ING Baron Small Cap Growth Portfolio; ING Davis New York Venture Portfolio; ING Fidelity® VIP Contrafund® Portfolio; ING Fidelity® VIP Equity-Income Portfolio; ING Fidelity® VIP Mid Cap Portfolio; ING Index Solution 2015 Portfolio; ING Index Solution 2020 Portfolio; ING Index Solution 2025 Portfolio; ING Index Solution 2030 Portfolio; ING Index Solution 2035 Portfolio; ING Index Solution 2040 Portfolio; ING Index Solution 2045 Portfolio; ING Index Solution 2050 Portfolio; ING Index Solution 2055 Portfolio; ING Index Solution Income Portfolio; ING Invesco Van Kampen Comstock Portfolio; ING Invesco Van Kampen Equity and Income Portfolio; ING JPMorgan Mid Cap Value Portfolio; ING Oppenheimer Global Portfolio; ING PIMCO Total Return Portfolio;ING Solution 2015 Portfolio; ING Solution 2020 Portfolio; ING Solution 2025 Portfolio; ING Solution 2030 Portfolio; ING Solution 2035 Portfolio; ING Solution 2040 Portfolio; ING Solution 2045 Portfolio; ING Solution 2050 Portfolio; ING Solution 2055 Portfolio; ING Solution Aggressive Growth Portfolio; ING Solution Conservative Portfolio; ING Solution Growth Portfolio; ING Solution Income Portfolio; ING Solution Moderate Portfolio; ING T.Rowe Price Diversified Mid Cap Growth Portfolio; ING T.Rowe Price Growth Equity Portfolio; ING Thornburg Value Portfolio; ING UBS U.S. Large Cap Equity Portfolio (collectively, the “Portfolios”), upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and Amended Schedule B of the Agreement.  The Amended Schedule A and Amended Schedule B are attached hereto.

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7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

Please signify your acceptance to act as Administrator under the Agreement with respect to the New Series by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

AMENDED SCHEDULE A

SERIES OF

ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Global Bond Portfolio (formerly, ING Oppenheimer Global Strategic Income Portfolio)

ING Index Solution 2015 Portfolio

ING Index Solution 2020 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2030 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2040 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2050 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING Invesco Van Kampen Comstock Portfolio

ING Invesco Van Kampen Equity and Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Oppenheimer Global Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2020 Portfolio

ING Solution 2025 Portfolio

ING Solution 2030 Portfolio

ING Solution 2035 Portfolio

ING Solution 2040 Portfolio

ING Solution 2045 Portfolio

ING Solution 2050 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING Templeton Foreign Equity Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES	FEES

ING American Century Small-Mid Cap Value Portfolio	0.10%

ING Baron Small Cap Growth Portfolio	0.10%

ING Columbia Small Cap Value II Portfolio	0.10%

ING Davis New York Venture Portfolio	0.10%

ING Fidelity® VIP Contrafund® Portfolio	0.10%

ING Fidelity® VIP Equity-Income Portfolio	0.10%

ING Fidelity® VIP Mid Cap Portfolio	0.10%

ING Global Bond Portfolio (formerly, ING Oppenheimer Global Strategic Income Portfolio)	0.10%

ING Index Solution 2015 Portfolio	0.10%

ING Index Solution 2020 Portfolio	0.10%

ING Index Solution 2025 Portfolio	0.10%

ING Index Solution 2030 Portfolio	0.10%

ING Index Solution 2035 Portfolio	0.10%

ING Index Solution 2040 Portfolio	0.10%

ING Index Solution 2045 Portfolio	0.10%

ING Index Solution 2050 Portfolio	0.10%

ING Index Solution 2055 Portfolio	0.10%

ING Index Solution Income Portfolio	0.10%

ING Invesco Van Kampen Comstock Portfolio	0.10%

ING Invesco Van Kampen Equity and Income Portfolio	0.10%

ING JPMorgan Mid Cap Value Portfolio	0.10%

SERIES	FEES

ING Oppenheimer Global Portfolio	0.10%

ING PIMCO Total Return Portfolio	0.10%

ING Pioneer High Yield Portfolio	0.10%

ING Solution 2015 Portfolio	0.10%

ING Solution 2020 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2030 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2040 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

ING Solution 2050 Portfolio	0.10%

ING Solution 2055 Portfolio	0.10%

ING Solution Aggressive Growth Portfolio	0.10%

ING Solution Conservative	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING Solution Moderate Portfolio	0.10%

ING Templeton Foreign Equity Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.10%

ING T. Rowe Price Growth Equity Portfolio	0.10%

ING Thornburg Value Portfolio	0.10%

ING UBS U.S. Large Cap Equity Portfolio	0.10%